                                                                   EXHIBIT 99(f)

                                LYNCH CORPORATION

                          NOMINEE HOLDER CERTIFICATION

            The  undersigned,  a bank,  broker,  trustee,  depositary  or  other nominee of beneficial owners of subscription rights (the "Subscription  Rights")
to purchase  Common  Shares (the  "Common  Shares")  of Lynch  Corporation  (the
"Company"), pursuant to the offering described in the Company's prospectus dated
___________ ___, 2005 (the "Prospectus"), hereby certifies to the Company and to
Mellon Bank,  N.A. c/o Mellon Investor  Services LLC, as Subscription  Agent for
such  offering,  that  (1) the  undersigned  has  exercised,  on  behalf  of the beneficial  owners  thereof  (which may include the  undersigned),  Subscription
Rights for the number of Common  Shares  specified  below  pursuant to the Basic
Subscription  Privilege (as defined in the Prospectus) and the  Oversubscription
Privilege (as defined in the  Prospectus),  listing  separately  below each such exercised Basic  Subscription  Privilege and the corresponding  Oversubscription
Privilege  (without  identifying any such beneficial  owner),  and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

                                      Number of Shares                  Number of Shares
Number of Shares Owned                Subscribed for Pursuant           Subscribed for Pursuant to
on the Record Date                    to Basic Subscription Privilege   Oversubscription Privilege

1.  _______________________           _______________________           _______________________
2.  _______________________           _______________________           _______________________
3.  _______________________           _______________________           _______________________
4.  _______________________           _______________________           _______________________
5.  _______________________           _______________________           _______________________
6.  _______________________           _______________________           _______________________
7.  _______________________           _______________________           _______________________
8.  _______________________           _______________________           _______________________
9.  _______________________           _______________________           _______________________

Provide the following information if applicable:

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Depository Trust Company ("DTC")
Participant Number

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Name of Participant

By:
    -----------------------------------------
Name:
Title:

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DTC Basic Subscription Confirmation Number(s)

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